AGREEMENT AND PLAN OF ACQUISITION

This Agreement and Plan of Acquisition (Agreement) is entered into on this 13th day of March 2013, by and between Probe Manufacturing, Inc., a Nevada corporation (“PMFI”), Trident Manufacturing, Inc., a Utah corporation (“TRIM”) and certain shareholders of TRIM (“TRIM SHS”).

WHEREAS, TRIM SHS own 100% of the issued and outstanding shares of common stock of TRIM (TRIM Shares);

WHEREAS, the parties desire to provide for the terms and conditions upon which TRIM will be acquired by PMFI in a stock-for-stock exchange (Acquisition) in accordance with the respective corporation laws of their state, upon consummation of which all TRIM Shares will be owned by PMFI, and all issued and outstanding TRIM Shares will be exchanged for common stock of PMFI with terms and conditions as set forth more fully in this Agreement; and

WHEREAS, for federal income tax purposes, it is intended that the Acquisition qualifies within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (Code).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are by this Agreement acknowledged, the parties agree as follows:

ARTICLE 1

THE STOCK-FOR-STOCK ACQUISITION

1.01 The Acquisition

(a) Acquisition Agreement. Subject to the terms and conditions of this Agreement, at the Effective Date, as defined below, all TRIM Shares shall be acquired from TRIM SHS by PMFI in accordance with the respective corporation laws of their states and the provisions of this Agreement and the separate corporate existence of TRIM, as a wholly-owned subsidiary of PMFI, shall continue after the closing.

(b) Effective Date. The Acquisition shall become effective (Effective Date) upon the execution of this Agreement and closing of the transaction.

1.02 Exchange of Stock. At the Effective Date, by virtue of the Acquisition, all of the TRIM Shares that are issued and outstanding at the Effective Date shall be exchanged for unregistered shares of common stock of PMFI (PMFI Shares) as follows:

Shareholder	Number of PMFI Shares
Dennis Davis	500,000
Danny Blackburn	500,000
Ralph Adams	600,000

1.03 Effect of Acquisition.

(a) Rights in TRIM Cease. At and after the Effective Date, the holder of each certificate of common stock of TRIM shall cease to have any rights as a shareholder of TRIM.

(b) Closure of TRIM Shares Records. From and after the Effective Date, the stock transfer books of TRIM shall be closed, and there shall be no further registration of stock transfers on the records of TRIM.

1.04 Closing. Subject to the terms and conditions of this Agreement, the Closing of the Acquisition shall be March 13, 2013 or the date upon which all closing conditions have been satisfied by the parties, unless waived by the non-obligated party, but in no event later than March 20, 2013.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.01 Representations and Warranties of TRIM. TRIM and TRIM SHS jointly and severally represent and warrant to PMFI that the facts set forth below are true and correct:

(a) Organization. TRIM is a corporation duly organized, validly existing and in good standing under the laws of Utah, and they have the requisite power and authority to conduct their business and consummate the transactions contemplated by this Agreement. True, correct and complete copies of the articles of incorporation, bylaws and all corporate minutes of TRIM have been provided to PMFI and such documents are presently in effect and have not been amended or modified.

(b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors and shareholders of TRIM; no other corporate action by the respective parties is necessary in order to execute, deliver, consummate and perform their respective obligations hereunder; and TRIM and the TRIM SHS have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

(c) Capitalization. The authorized capital of TRIM consists of 3,000 shares of common stock no par value. At the date of this Agreement, 3,000 TRIM Shares are issued and outstanding as follows:

Shareholder	Number of TRIM Shares
Dennis Davis	1000
Danny Blackburn	1000
Ralph Adams	1000

All issued and outstanding TRIM Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. TRIM is not authorized to issue any preferred stock. All dividends on TRIM Shares which have been declared prior to the date of this Agreement have been paid in full. There are no outstanding options, warrants, commitments, calls or other rights or Agreements requiring TRIM to issue any TRIM Shares or securities convertible, exercisable or exchangeable into TRIM Shares to anyone for any reason whatsoever. None of the TRIM Shares is subject to any charge, claim, condition, interest, lien, pledge, option, security interest or other encumbrance or restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

(d) Binding Effect. The execution, delivery, performance and consummation of this Agreement, the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which TRIM or the TRIM SHS is a party to and will not create a default under any such obligation or under any Agreement to which TRIM or the TRIM SHS is a party. This Agreement constitutes a legal, valid and binding obligation of TRIM, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

(e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or, to the best of TRIM’s or the TRIM SHS’ knowledge, information and belief, threatened, which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets or prospects of TRIM.

(f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by TRIM or the TRIM SHS with the terms or provisions of this Agreement nor all other documents or agreements contemplated by this Agreement and the consummation of the transaction contemplated by this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, TRIM’s articles of incorporation or bylaws, or any agreement, contract, instrument, order, judgment or decree to which TRIM is a party or by which TRIM or any of their respective assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects their respective assets or businesses.

(g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by TRIM or the TRIM SHS or performance of the obligations of TRIM or the TRIM SHS hereunder or under any other agreement to which TRIM or the TRIM SHS is a party; and the consummation of the transactions contemplated by this Agreement, or any other material right, privilege, license or agreement relating to TRIM or its assets or business.

(h) Title to Assets. The assets shown on the balance sheet of attached Exhibit C are the sole assets of TRIM. Except as set forth on Schedule 2.01(h), TRIM has good and marketable title to its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind or nature whatsoever. On the Closing Date, TRIM will have good and marketable title to its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind and nature whatsoever, except as set forth on Schedule 2.01(h).

(i) Intellectual Property. Except as set forth on Schedule 2.01(i), TRIM has good and marketable title to its Intellectual Property free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind or nature whatsoever. On the Closing Date, TRIM will have good and marketable title to its Intellectual Property, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind and nature whatsoever, except as set forth on Schedule 2.01(i).

(j) Liabilities of TRIM. The liabilities shown on the balance sheet of attached Exhibit C are the sole liabilities of TRIM and TRIM has no liabilities or obligations of any kind, character or description except as set forth on Schedule 2.01(j).

(k) Financial Statements. The unaudited financial statements of TRIM, including a balance sheet, attached as Exhibit C and made a part of this Agreement, are, in all respects, complete and correct and present fairly TRIM's financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. TRIM has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no, and on the Closing Date there will be no, outstanding obligations or liabilities of TRIM except as specifically set forth in the financial statements and the other attached schedules and exhibits. There is no information known to TRIM that would prevent the financial statements of TRIM from being audited in accordance with the generally accepted accounting principles of the United States (“GAAP”).

(l) Taxes. All returns, reports, statements and other similar filings required to be filed by TRIM with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns and other related filings are required to be filed; all such tax returns properly reflect all liabilities of TRIM for taxes for the periods, property or events covered by this Agreement; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from TRIM by any taxing authority, have been properly paid, except to the extent reflected on TRIM's financial statements, where TRIM has contested in good faith by appropriate proceedings and reserves have been established on its financial statements to the full extent if the contest is adversely decided against it. TRIM has not received any notice of assessment or proposed assessment in connection with any tax returns, nor is TRIM a party to or to the best of its knowledge, expected to become a party to any pending or threatened action or proceeding, assessment or collection of taxes. TRIM has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. TRIM has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon TRIM. TRIM is not and has never been a party to any tax-sharing agreements with any other person or entity.

(m) Absence of Certain Changes or Events. From the date of the full execution of the Term Sheet until the Closing Date, TRIM has not, and without the written consent of PMFI, it will not have:

(1) Sold, encumbered, assigned let lapsed or transferred any of its material assets, including without limitation any Intellectual Property or any other material asset;

(2) Suffered any damage, destruction or loss whether or not in control of TRIM;

(3) Made any commitments or agreements for capital expenditures or otherwise;

(4) Entered into any transaction or made any commitment not disclosed to PMFI;

(5) Incurred any material obligation or liability for borrowed money;

(6) Done or omitted to do any act, or suffered any other event of any character, which is reasonable to expect, would adversely affect the future condition (financial or otherwise), assets or liabilities or business of TRIM; or

(7) Taken any action, which could reasonably be foreseen to make any of the representations or warranties made by TRIM untrue as of the date of this Agreement or as of the Closing Date.

(n) Material Agreements. Exhibit B attached contains a true and complete list of all contemplated and executed agreements and corporate documents between TRIM, its shareholders and all third parties.

A complete and accurate copies of all material agreements, contracts and commitments of the following types, whether written or oral, to which it is a party or is bound (Contracts), has been provided to PMFI. Such executed Contracts are, and such contemplated Contracts will be, at the Closing Date, in full force and effect without modifications or amendment and constitute the legally valid and binding obligations of TRIM in accordance with their respective terms and will continue to be valid and enforceable following the Acquisition. TRIM is not, and will not be at the Closing Date, in default of any of the Contracts. In addition:

(1) There are no outstanding unpaid promissory notes, mortgages, indentures, deed of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to TRIM except as specifically set forth in the financial statements and the other attached schedules and exhibits; and

(2) There are no outstanding operating agreements, lease agreements or similar agreements by which TRIM is bound except as specifically set forth in the financial statements and the other attached schedules and exhibits; and

(3) There are no outstanding licenses to or from others of any Intellectual Property and trade names; and

(5) There are no outstanding agreements or commitments to sell, lease or otherwise dispose of any of TRIM's property; and

(6) There are no breaches of any agreement to which TRIM is a party.

(o) Compliance with Laws. TRIM is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

(p) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or to the best knowledge of TRIM, threatened against TRIM, affecting its assets or business (financial or otherwise), and TRIM is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority relating to the assets, business or properties of TRIM or the transactions contemplated hereby. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect the assets or business of TRIM or the transactions contemplated hereby.

(q) Employees. Other than the employees listed in Schedule 2.01(q) TRIM does not have any other employees as of the Closing Date. TRIM is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any employees. TRIM is not in violation of any law, rule or regulation relating to employment of employees.

(r) Neither TRIM nor TRIM SHS have any knowledge of any existing or threatened occurrence, action or development that could cause a material adverse effect on TRIM or its business, assets or condition (financial or otherwise) or prospects.

(s) Employee Benefit Plans. Except as set forth on Schedule 2.01(s), there are no and have never been any employee benefit plans, and there are no commitments to create any, including without limitation as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, in effect, and there are no outstanding or un-funded liabilities nor will the execution of this Agreement and the actions contemplated in this Agreement result in any obligation or liability to any present or former employee.

(t) Books and Records. The books and records of TRIM are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and applicable legal requirements, and accurately reflect in all material respects its business, financial condition and liabilities.

(u) No Broker's Fees. TRIM has incurred any investment banking, advisory or other similar fees or obligations in connection with this Agreement or the transactions contemplated by this Agreement.

(v) Full Disclosure. All representations or warranties of TRIM AND the TRIM SHS are true, correct and complete in all material respects to the best of TRIM’s AND the TRIM SHS’ knowledge on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits and schedules to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

2.02 Representations and Warranties of PMFI. PMFI represents and warrants to TRIM that the facts set forth below are true and correct.

(a) Organization. PMFI is a corporation duly organized, validly existing and in good standing under the laws of Nevada, is qualified to do business as a foreign corporation in other jurisdictions in which the conduct of its business or the ownership of its properties require such qualification, and have all requisite power and authority to conduct its business and operate its properties.

(b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors of PMFI; no other corporate action on PMFI's part is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and it has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

(c) Capitalization. The authorized capital of PMFI consists of 200,000,000 (Two Hundred Million) shares of common stock with a par value $0.001 per share (PMFI Common Shares) and on the Effective Date of the Acquisition, 21,406,943 (Twenty One Million, Four Hundred Six Thousand, Nine Hundred Forty Three) shares of PMFI Common Shares (which will include the 1,600,000 (One Million Five Hundred Thousand) PMFI Shares issued at the closing of the Acquisition) will be issued and outstanding. All issued and outstanding PMFI Common Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws.

(d) Binding Effect. The execution, delivery, performance and consummation of the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which PMFI is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation of PMFI, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

(e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of PMFI.

(f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by PMFI with the terms or provisions of this Agreement will result in a breach of the terms, conditions or provisions of, or constitute default under, or result in a violation of, the corporate charter or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of its assets are bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

(g) Consents. Assuming the correctness of TRIM’s representations, no consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to PMFI or its assets or business.

(h) Financial Statements. The audited and unaudited financial statements of PMFI attached as Exhibit D present fairly its financial position and the results of its operations on the dates and for the periods shown on such statements; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. PMFI has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of PMFI except as specifically set forth in the PMFI financial statements.

(i) Full Disclosure. All representations or warranties of PMFI are true, correct and complete in all material respects on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by it in this Agreement or in the exhibits to this Agreement or any document delivered by it or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

(j) Compliance with Laws. PMFI is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

(k) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or, to the best knowledge of PMFI, threatened against PMFI materially affecting its assets or business (financial or otherwise), and PMFI is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or, to the knowledge of PMFI, threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business. PMFI has no knowledge of any existing or threatened occurrence, action or development that could cause a material adverse effect on PMFI or its business, assets or condition (financial or otherwise) or prospects.

2.03 Investment Representations of TRIM and TRIM SHS. TRIM and the TRIM SHS individually represent and warrant to PMFI that:

(a) General. They have such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in PMFI Shares pursuant to the Acquisition. There are able to bear the economic risk of the investment in PMFI Shares, including the risk of a total loss of the investment in PMFI Shares. The acquisitions of PMFI Shares are for their own individual account and are for investment and not with a view to any distribution of such shares. Except a permitted by law, they have no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the shares at the present time. All information that they have supplied to PMFI is true and correct. They have conducted all investigations and due diligence concerning PMFI to evaluate the risks inherent in accepting and holding the shares which they deem appropriate, and they have found all such information obtained fully acceptable. They have had had an opportunity to ask questions of the officers and directors of PMFI concerning PMFI Shares and the business and financial condition of and prospects for PMFI, and the officers and directors of PMFI have adequately answered all questions asked and made all relevant information available to them. TRIM and the TRIM SHS  are an "accredited investor," as the term is defined in Regulation D, promulgated under the Securities Act of 1933, amended, and the rules and regulations thereunder.

(b) Stock Transfer Restrictions. TRIM and the TRIM SHS acknowledge that the PMFI Shares will not be registered and TRIM and the TRIM SHS will not be permitted to sell or otherwise transfer the PMFI Shares in any transaction in contravention of the following legend, which will be imprinted in substantially the following form on the stock certificate representing PMFI Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISION OF THE ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT, UNLESS SHAREHOLDER HAS OBTAINED AN OPINION OF COUNSEL STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

However, should PMFI file for additional registration of its shares, between the execution of this Agreement and 180 days thereafter, TRIM and the TRIM SHS will have "piggyback" registration rights for the 1,500,000 shares it will receive in this transaction..

(c) Legend. Subject to Rule 144 restrictions, 6 months following the stock acquisition described herein, PMFI agrees to and shall direct its transfer agent to remove the above legend upon the issuance by PMFI's legal counsel that the above legend can be removed from PMFI's shares. PMFI agrees to and promptly shall provide any information requested by TRIM and to make further direction to its transfer agent as necessary for such issuance of an opinion regarding removal of the legend or the sale of such restricted shares under Rule 144 or other available exemption from registration.

ARTICLE 3

TRANSACTIONS PRIOR TO CLOSING

3.01. Corporate Approvals. Prior to Closing Date, each of the parties shall submit this Agreement to its board of directors and, if necessary, its respective shareholders and obtain approval of this Agreement. Copies of corporate actions taken shall be provided to each party.

3.02 Access to Information. Each party agrees to permit, upon reasonable notice, the attorneys, accountants, and other representatives of the other party’s reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

3.03 Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Acquisition and the transactions contemplated by this Agreement.

3.04 Covenants. Except with the prior written approval of PMFI or TRIM, as the case may be, each party agrees that it will:

(a) Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Acquisition; and

(b) Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Acquisition or the transactions contemplated by this Agreement or upon the business, assets or results of operations; and

(c) Not modify its corporate structure, except, upon prior written notice to the other parties, as necessary or advisable in order to consummate the Acquisition and the transactions contemplated by this Agreement.

ARTICLE 4

CONDITIONS PRECEDENT

The obligation of the parties to consummate the Acquisition and the transactions contemplated by this Agreement are subject to the following conditions that may be waived, to the extent permitted by law:

4.01. Each party must obtain the approval of its board of directors and such approval shall not have been rescinded or restricted.

4.02. Each party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Acquisition and the transactions contemplated by this Agreement.

4.03. There shall be no claim or litigation instituted or threatened in writing by any person or government authority seeking to restrain or prohibit any of the contemplated transactions contemplated by this Agreement or challenge the right, title and interest of PMFI in the TRIM Shares, challenge the right, title and interest of the TRIM SHS in the PMFI Shares, or the right of PMFI or TRIM to consummate the Acquisition contemplated hereunder.

4.04. The representations and warranties of the parties shall be true and correct in all material respects at the Effective Date.  An officer of each party shall have signed and delivered an Officer Certificate in the form attached hereto in Exhibit A.

4.05. PMFI shall have received, at or within 5 days before the Closing Date, each of the following:

(a) the stock certificates representing the TRIM Shares, duly endorsed (or accompanied by duly executed stock powers) by TRIM and the TRIM SHS for cancellation;

(b) all documentation relating to TRIM's business, all in form and substance satisfactory to PMFI;

(c) such agreements, files and other data and documents pertaining to TRIM's business as PMFI may reasonably request;

(d) copies of the general ledgers and books of account of TRIM, and all federal, state and local income, franchise, property and other tax returns filed by TRIM since the inception of TRIM;

(e) certificates of (i) the Secretary of State of the State of Utah as to the legal existence and good standing, as applicable (including tax), of TRIM in Utah;

(f) the original corporate minute books of TRIM, including the articles of incorporation and bylaws of TRIM, and all other documents filed in this Agreement;

(g) all consents, assignments or related documents of conveyance to give PMFI the benefit of the transactions contemplated hereunder;

(h) such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of PMFI and TRIM, and

(i) such other documents, instruments or certificates as PMFI, or its counsel may reasonably request.

4.07. PMFI shall have completed its due diligence investigation of TRIM to PMFI's satisfaction in its sole discretion.

4.08. PMFI shall receive the resignations of each director and officer of TRIM effective the Closing Date.

4.09 PMFI shall have entered into employment agreements with Dennis Davis and Danny Blackburn in form attached hereto in Exhibit E.

4.10 TRIM SHS shall have entered into and executed the Share Exchange/Purchase Agreement in the form attached hereto as Exhibit F.

ARTICLE 5

INDEMNIFICATION AND LIABILITY LIMITATION

5.01. Survival of Representations and Warranties.

(a) The representations and warranties made by TRIM and the TRIM SHS shall survive for a period of 1 year after the Closing Date, and thereafter all such representation and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

(b) The representations and warranties made by PMFI shall survive for a period of 1 year after the Closing Date, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

5.02 Limitations on Liability. PMFI agrees that TRIM shall not be liable under this agreement to PMFI or their respective successor's, assigns or affiliates except where damages result directly from the gross negligence or willful misconduct of TRIM, its officers, directors or its employees. TRIM shall indemnify PMFI, and hold PMFI harmless against any and all claims by third parties for losses, damages or liabilities, including reasonable attorney’s fees and expenses ("Losses"), arising in any manner out of or in connection with this Agreement, unless it is finally judicially determined that such Losses resulted from the gross negligence or willful misconduct of TRIM. The terms of this paragraph shall survive the termination of this agreement and shall apply to any controlling person, director, officer, employee or affiliate of TRIM and PMFI.

5.03 Indemnification. TRIM agrees to indemnify and hold harmless PMFI and its subsidiaries and affiliates and each of its and their officers, directors, principals, shareholders, agents, independent contractors and employees (collectively "Indemnified Persons") from and against any and all claims, liabilities, damages, obligations, costs and expenses (including reasonable attorneys' fees and expenses and costs of investigation) arising out of or relating to matters or arising from this Agreement, except to the extent that any such claim, liability, obligation, damage, cost or expense shall have been determined by final non-appealable order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Person or Persons in respect of whom such liability is asserted.

ARTICLE 6

REMEDIES

6.01 Specific Performance. Each party's obligations under this Agreement are unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

6.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

ARTICLE 7

ARBITRATION

In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties to this Agreement, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution of this Agreement, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The

parties agree that, unless the parties mutually agree to the contrary such arbitration shall be conducted in Orange County, California. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding. The arbitrators shall be selected as follows: one by PMFI, one by TRIM and a third by the two selected arbitrators. The third arbitrator shall be the chairman of the panel.

ARTICLE 8

MISCELLANEOUS

8.01. No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties to this Agreement. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties.

8.02. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

8.03. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement.

8.04. This Agreement shall be governed by and construct in accordance with the laws of the State of California without regard to principles of conflicts of law.

8.05. This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth in this Agreement. No statement or agreement, oral or written, made prior to or at the execution of this Agreement and no prior course of dealing or practice by either party shall vary or modify the terms set forth in this Agreement without the prior consent of the other parties to this Agreement. This Agreement may be amended only by a written document signed by the parties.

8.06. Notices or other communications required to be made in connection with this Agreement shall be sent by U.S. mail, certified, return receipt requested, personally delivered or sent by express delivery service and delivered to the parties at the addresses set forth below or at such other address as may be changed from time to time by giving written notice to the other parties.

IF TO PMFI:

Probe Manufacturing, Inc.

17475 Gillette Avenue

Irvine, CA 92614

Fax: +1 (949) 273-4990

Attn: Kambiz Mahdi

IF TO TRIM:

Trident Manufacturing, Inc.

440 Lawndale Drive
Salt Lake City, Utah 84115

Fax: +1 (801) 467-6027

Attn: Dennis Davis

8.07. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

8.08. This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

8.09 Any facsimile signature of any part to this Agreement or to any other Agreement or document executed in connection of this Agreement should constitute a legal, valid and binding execution by such parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

PROBE MANUFACTURING, INC.

TRIDENT MANUFACTURING, INC.

By: /s/ Kambiz Mahdi

By: /s/ Dennis Davis

      Kambiz Mahdi

      Dennis Davis

      CEO, President and Chairman

      CEO and President

CONSENTING TRIDENT SHAREHOLDERS

By: /s/ Dennis Davis

      Dennis Davis

      Shareholder

By: /s/ Danny Blackburn

      Danny Blackburn

      Shareholder

By: /s/ Ralph Adams

      Ralph Adams

      Shareholder

EXHIBIT A

Form of Officer’s Certificate

[COMPANY LETTERHEAD]

Officer’s Certificate

The undersigned, [Name of Officer], is [Title] of [Selling Company], ("Seller"), and is delivering this Officer's Certificate to [Purchasing Company] ("Buyer"), pursuant to that certain Agreement and Plan of Acquisition, dated March [__], 2013, by and between [Selling Company], certain shareholders of [Selling Company] and [Purchasing Company] (the "Agreement"). Capitalized terms used herein shall have the meanings given to them in the Agreement. Seller hereby certifies to Buyer that as of the date hereof the following conditions precedent to consummate the Closing have been satisfied:

1. All representations and warranties of [Seller/Buyer] contained in the Agreement are true and correct in all material respects as of the date of the Closing, and

2. All covenants and agreements required by the terms of the Agreement and Plan of Acquisition to be performed and complied with by [Seller/Buyer] prior to or at the Closing have been duly performed in all material respects as of the date of the Closing.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed March [__], 2013.

[Certifying Company]

By: _________________________

[Name of Officer, Title]

EXHIBIT B

Outstanding Agreements & Corporate Documents

1.

Trident Articles of Incorporation.

2.

Trident By-Laws.

3.

Trident Shareholder Agreement

4.

Trident Manufacturing Lease Agreement dated February 21, 2012.

5.

Equipment Lease Agreement with Revco Leasing effective as of July 14, 2009.

6.

Manufacturing Rights for Cirexx International technology.

7.

Altius Health Plan for Employees.

8.

Delta Dental Health Plan for Employees.

9.

Affiliated Funding Corporation Factoring Agreement.

EXHIBIT C

TRIDENT MANUFACTURING, INC.

Financial Statements as of

For the fiscal year ended December 31, 2011 & as of February 28, 2013

EXHIBIT D

PROBE MANUFACTURING, INC.

FORM 10-K

ANNUAL REPORT PURSUANT TO SEABGTON 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Including Audited Financial Statements

For the fiscal year ended December 31, 2011

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SEABGTON 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Un-Audited Financial Statements

For the three and nine months ended November 30, 2012

EXHIBIT E

EMPLOYMENT AGREEMENTS

(FORM OF)

This EMPLOYMENT AGREEMENT, entered into this __th day of March, 2013, between Probe Manufacturing, Inc., a Nevada corporation (the "Company or Employer"), and [Name of Employee] (the "Employee"),

WITNESSETH THAT:

WHEREAS, the Probe Manufacturing, Inc. or newly formed wholly-owned subsidiary, are pursuing an acquisition Trident Manufacturing, Inc. and upon completion of such acquisition the parties desire to enter into this Agreement for the continued services of the Employee pursuant to the terms of this Agreement;

WHEREAS, the parties hereto desire to enter into this Agreement to define and set forth the terms and conditions of the employment of the Employee by the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Company and the Employee as follows:

1. Position; Employment Period

The Company hereby employs the Employee as its [Employee Title], and the Employee hereby agrees to serve in such capacity, for a period of three years, subject to renewal upon the mutual consent and written agreement between and subject to the termination provision of paragraph 8 below (the "Employment Period").

2. Performance of Duties

The Employee agrees that during the Employment Period he shall use his best efforts to devote sufficient time to the business affairs of the Company and shall perform his duties faithfully and efficiently subject to the direction of the Board of Directors of the Company; provided that the foregoing shall not limit or prevent the Employee from serving on the board of directors of charitable organizations or other business corporations and other business interests not in competition with the Company, unless otherwise approved by the Board of the Directors.

3. Compensation

(a) Subject to the following provisions of this Agreement, during the Employment Period the Employee shall be compensated for his services as follows:

(b) Employee shall receive an annual salary; payable in a manner consistent with the Company’s payroll policies, in an amount which shall initially be $3,100 per payroll period paid to the Employee pursuant to the customary payroll practices of the Company and subject to certain bonuses and pay raises that may be approved from time to time as determined by the executive management of the Company and/or approved by the Company’s Board of the Directors.

(c) Employee will be eligible to participate in the Company’s employee benefit plans of general application, including without limitation, those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law.  Employee will be eligible for vacation and sick leave in accordance with the policies in effect during the term of this Agreement and will receive such other benefits as the Company generally provides to its other employees of comparable position and experience.

(e) He shall be entitled to such other perquisites as may be customarily granted by the Company and subject to approval of the Company’s Board of Directors.

4. Reimbursement of Expenses

Employer shall pay or reimburse Employee for all actual, reasonable and customary expenses incurred by Employee in the course of his employment; including, but not limited to, travel, entertainment, subscriptions and dues associated with Employee’s membership in professional, business and civic organizations; provided that such expenses are incurred and accounted for in accordance with Employer’s applicable policies and procedures.  .

5. Confidentiality

During and after the Employment Period, the Employee will not divulge or appropriate to his own use or to the use of others, in competition with the Company, any secret or confidential information or knowledge pertaining to the business of the Company, or of any of its subsidiaries, obtained by him in any way while he was employed by the Company or by any of its subsidiaries.

6. Remedies

If at any time the Employee violates the covenant or agreement as set forth in paragraph 5, the Company shall have the right to terminate all of its obligations to make further payments under this Agreement. The Employee acknowledges that the Company would be irreparably injured by a violation of paragraph 5 and agrees that the Company shall be entitled to an injunction restraining the Employee from any actual or threatened breach of paragraph 5 or to any other appropriate equitable remedy without any bond or other security being required.

7. Death and Disability

If the Employee's employment is terminated during the Employment Period by reason of his Permanent Disability ( which shall mean Employee’s physical or mental incapacity to perform his usual duties with such condition likely to remain continuously and permanently as determined by an independent physician selected by the Company and agreed to by the Employee) or death, the Employee shall continue to receive his annual salary and benefits in accordance with Section 3 through the end of the Employment Period Upon the death of the Employee, Employee’s compensation, benefits and severance payment shall be automatically transferred to his spouse and/or children or to such other person in accordance with the Employee’s trust or will, if applicable.

8.  Termination and Severance

8.1. Termination    The Employment Period, subject to Section 8.2, shall terminate as of the earliest of:

(a)

“Voluntary Termination” shall mean a termination of employment in the sole discretion and at the election of Employee for other than Good Reason. “Good Reason” shall mean: (a) a termination of employment by Employee because of a material breach by Employer of any material provision of this Agreement which remains uncorrected for thirty (30) days following notice of such breach by Employee to Employer, provided such termination occurs within sixty (60) days after the expiration of the notice period or (b) a termination of employment by Employee within six (6) months after a material reduction in Employee’s rank or responsibility with Employer.

(b)

Termination of Employee’s employment by Employer for Cause. “Cause” shall mean any of the following: (a) Employee’s gross negligence or willful misconduct in the performance of the duties and services required of Employee pursuant to this Agreement, (b) Employee’s final conviction of a felony, (c) a material violation of the Company’s Code of Business Conduct or (d) Employee’s material breach of any material provision of this Agreement which remains uncorrected for thirty (30) days following notice of such breach to Employee by Employer. Determination as to whether or not Cause exists for termination of Employee’s employment will be reasonably made by the Company’s Board of Directors in good faith.

In the event Employee’s employment is terminated under any of the foregoing circumstances, all future compensation to which Employee is otherwise entitled and all future benefits for which Employee is eligible shall cease and terminate as of the date of termination.

9. Notices

Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to the Company at its principal executive offices or to the Employee at the last address filed by him in writing with the Company, as the case may be.

10. Indemnification

The Company shall, to the maximum extent permitted by the California General Corporation Law (or the laws of any other state in which the Company may then be incorporated) or any other applicable law, defend, indemnify and hold Employee harmless from and against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that Employee is or was acting within the scope of his employment or at the direction of the Company’s executive officers or Board of Directors and Employee did not intentional or negligently engage in any unlawful or unsafe actions or actions not permitted within the Company’s Code of Conduct..  For purposes of this Section 10, a “proceeding” means any contemplated, threatened, pending or completed action, proceeding or inquiry, whether civil, criminal, administrative or investigative, and “expenses” includes, without limitation, the fees and costs of attorneys, accountants, experts and other professionals, as well as any other reasonable expense attendant to establishing a right to indemnification from the Company.  This Section 10 shall be cumulative with any other indemnification right to which Employee is entitled under the Company’s Articles of Incorporation, Bylaws or pursuant to any separate indemnification contract between the Company and Employee.

11. Non-Assignment

The interests of the Employee under this Agreement are not subject to the claims of his creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered.

12. Successors

This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

13. Applicable Law

The provisions of this Agreement shall be construed in accordance with the laws of the State of California.

14. Severability

  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

15. Arbitration

At the request of either the Company or Employee, any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in Orange County, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules.  The arbitrator shall apply California law, without reference to rules of conflict of laws or rules of statutory arbitration, to the resolution of any dispute.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

16. Attorney Fees

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

17. Advice of Counsel

  EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.  THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

18. Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

19. Counterparts

The Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

IN WITNESS WHEREOF, the Employee has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

EMPLOYEE:

 XXXXXXXXX

PROBE MANUFACTURING, INC.

By:

Name: Kambiz Mahdi

Title: Chief Executive Officer and Chairman

EXHIBIT E

FORM OF SHARE EXCHANGE/PURCHASE AGREEMENT

STOCK EXCHANGE/PURCHASE AGREEMENT

This STOCK EXCHANGE/PURCHASE AGREEMENT (the “Agreement”), dated as of March __, 2013, by and between Probe Manufacturing, Inc. (the “Company”) and the Trident Manufacturing, Inc. shareholders listed in Exhibit A attached hereto (the “Purchasers”) .

WITNESSETH:

WHEREAS, the Company and Trident Manufacturing, Inc. (“Trident”) have entered into an Agreement and Plan of Acquisition dated March __, 2013, (the “Acquisition Agreement”) whereby Probe Manufacturing will exchange 1,600,000 shares of the Company’s common stock in exchange for 100% of the issued and outstanding shares of Trident which are currently owned by the Purchasers.

WHEREAS, the Company hereby agrees to exchange, sell, assign or otherwise transfer to the Purchasers  and the Purchasers agrees to exchange purchase and have assigned or otherwise transferred to Purchasers, 1,600,000 shares of restricted common stock, par value $0.001(the “Company’s Shares”) of Probe Manufacturing, Inc., a corporation organized and existing under the laws of Nevada and having its principal business at 17475 Gillette Avenue, Irvine, CA 92614 (the “Company”) upon the terms and conditions set forth in this Agreement and the Acquisition Agreement.

WHEREAS, certain terms used in this Agreement are defined in Section 1.1.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions.

(a) For purposes of this Agreement, the following terns shall have the meanings specified in this Section l.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

 “Code” means the Internal Revenue Code of 1986, as amended.

 “Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether supranational, national, federal, state, local or foreign, or any agency, commission, administrative body, instrumentality or authority thereof, any court, tribunal or arbitrator (public or private), any stock exchange or similar self-regulatory organization.

“IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury.

“Law” means any supranational, national, foreign, federal, state or local law, statute, code, ordinance, rule, regulation or principle of common law.

“Legal Proceeding” means any judicial, administrative or arbitral claims, actions, suits, investigations or proceedings (public or private) by or before a Governmental Body.

“Liability” means any debt, liability or obligation of any nature (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, asserted or unasserted or due or to become due) and including all costs and expenses relating thereto.

“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, properties, results of operations or condition (financial or otherwise) of the Company or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement, other than an effect resulting from an Excluded Matter. “Excluded Matter” means any one or more of the following: (i) the effect of any change in the United States or foreign economies or securities or financial markets in general; (ii) the effect of any change that generally affects any industry in which the Company operates (but only to the extent that the Company is not disproportionately affected); (iii) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; and (iv) the effect of any changes in applicable Laws or accounting rules (but only to the extent that the Company is not disproportionately affected).

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

 “Tax” or “Taxes” means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, fees, assessments and charges of any kind whatsoever, and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i).

“Taxing Authority” means the IRS and any other Governmental Body responsible for the administration of any Tax.

ARTICLE II

EXCHANGE, SALE AND PURCHASE OF SHARES; PURCHASE PRICE AND CLOSING

2.1 Exchange, Sale, and Purchase of Shares. Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Company shall exchange, sell, convey, transfer, and deliver to the Purchasers certificates representing such Shares, and the Purchasers shall exchange and purchase from the Company the Shares in consideration of the Purchase Price (as hereafter defined) and as set forth in Exhibit A.

 2.2  Purchase Price / Consideration.  The total consideration for the Company’s Shares to be paid by the Purchasers shall be the exchange of 100% of the issued and outstanding common stock shares individually and collectively owned by the Purchasers. (the “Purchase Price”).

2.3 Closing Date.  Subject to the terms and conditions of this Agreement, the Closing of the Acquisition shall be March __, 2013 or the date upon which all closing conditions have been satisfied by the parties, unless waived by the non-obligated party, but in no event later than March __, 2013.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

THE COMPANYS

The Company hereby represents to Purchasers that:

3.1 Formation and Existence. The company is a corporation duly organized, validly existing and in good standing under the laws of Nevada, is qualified to do business as a foreign corporation in other jurisdictions in which the conduct of its business or the ownership of its properties require such qualification, and have all requisite power and authority to conduct its business and operate its properties.

3.2 Authorization of Agreement. Such Company has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement to be executed by such Company in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the “Company Documents”). The execution and delivery of this Agreement and each of the other Company Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all required action on the part of such Company. This Agreement has been, and each of the other Company Documents will be at or prior to the Closing, duly and validly executed and delivered by such Company, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each other Company Document, when so executed and delivered will constitute, the legal, valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3 Conflicts; Consents of Third Parties.

(i) None of the execution and delivery by such Company of this Agreement or the other Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (A) the organizational and governing documents of the Company; (B) any Contract or Permit to which such Company is a party or by which any of the properties or assets of such Company are bound; (C) any Order of any Governmental Body applicable to such Company or by which any of the properties or assets of such Company are bound; or (D) any applicable Law.

(ii) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company in connection with the execution and delivery of this Agreement, except those filings the Company must make to the Securities and Exchange Commission (the “SEC”) upon the consummation of the transaction or the other Company Documents, the compliance by such Company with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby, except for such consents, waivers, approvals, Orders, Permits or authorizations the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect on such Company’s ability to consummate the transactions contemplated hereby or thereby.

3.4 Litigation. There are no Legal Proceedings pending or, to the knowledge of such Company, threatened that, individually or in the aggregate, are reasonably likely to prohibit or restrain the ability of such Company to enter into this Agreement or consummate the transactions contemplated hereby.

3.5 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for such Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

4.1..  Purchasers hereby represent and warrant to the Company that:

4.2 Authorization of Agreement.

(a) Purchasers have full power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchasers in connection with the consummation of the transactions contemplated hereby and thereby (together with this Agreement, the “Purchasers Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchasers of this Agreement and each of the other Purchasers Documents have been duly authorized by all necessary action on behalf of Purchasers.

(b) This Agreement has been, and each of the other Purchasers Documents will be at or prior to the Closing, duly executed and delivered by Purchasers and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the other Purchasers Documents when so executed and delivered will constitute, the legal, valid and binding obligation of Purchasers, enforceable against Purchasers in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The Purchasers acknowledges that it is not relying upon any person, including the Company and its officers and directors and the Company, in making its investment or decision to invest in the Company. The Purchasers agrees that the Company and its controlling persons, officers, directors, partners, agents, or employees, the Company and the attorneys facilitating the transaction or shall be liable to Purchasers for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares, to the extent not contemplated by this Agreement.

4.3 Conflicts; Consents of Third Parties.

(a) None of the execution and delivery by Purchasers of this Agreement or the other Purchasers Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by Purchasers with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the organizational documents of Purchasers; (ii) any Contract or Permit to which Purchasers is a party or by which Purchasers or its properties or assets are bound; (iii) any Order of any Governmental Body applicable to Purchasers or by which any of the properties or assets of Purchasers are bound; or (iv) any applicable Law, other than, in the case of clauses (ii), iii) and (iv), such conflicts, violations, defaults, terminations or cancellations that would not, individually or in the aggregate, have a material adverse effect on the ability of Purchasers to consummate the transactions contemplated by this Agreement.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchasers in connection with the execution and delivery of this Agreement or the other Purchasers Documents, except such filings that need to be filed with the Securities and Exchange Commission upon consummation of the transaction contemplated by this Agreement, the compliance by Purchasers with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby.

4.4 Litigation. There are no Legal Proceedings pending or, to the knowledge of Purchasers, threatened that, individually or in the aggregate, are reasonably likely to prohibit or restrain the ability of Purchasers to enter into this Agreement or consummate the transactions contemplated hereby.

4.5 Investment Intention. Purchasers are acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”) thereof. Purchasers understand that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

4.6 Restricted Securities.

  The Purchasers understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchasers’ representations as expressed herein.  The Purchasers understand that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchasers must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Purchasers acknowledges that the Company has no obligation to register or qualify the Shares.

4.7 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchasers in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

4.8 Legends.

  The Purchasers understand that the Shares and any securities exchange for the Shares, may bear one or all of the following legends:

(a)

 “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)

Any legend set forth in, or required by, the other Transaction Agreements.

(c)

Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

4.9 Accredited Investor.

  The Purchasers are an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.10 Foreign Investors.  If the Purchasers are not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchasers hereby represent that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.  The Purchasers’ subscriptions and payments for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchasers’ jurisdiction.

4.11 No General Solicitation.

  Neither the Purchasers, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

ARTICLE V

COVENANTS

5.1 Further Assurances. The Purchasers, Trident and the Company shall use their commercially reasonable efforts to (a) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (b) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

5.2 Publicity.

(a) Neither Trident or Purchasers shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the Company, , except for the necessary governmental bodies in accord with the rules, laws and/or regulations governing this transaction.

ARTICLE VI

CONDITIONS TO CLOSING

6.1 Conditions Precedent to Obligations of Purchasers. The obligation of Purchasers to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all, of which may be waived by the Company, in their sole and absolute discretion, in whole or in part to the extent permitted by applicable Law):

(a) the representations and warranties of the Company set forth in this Agreement qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, at and as of the date hereof and the Closing Date as though made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date);

(b) Trident and the Purchasers shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and;

(c) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(d) the Company shall have delivered, or caused to be delivered, to Purchasers stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers;

(e) there shall have been no change, event, circumstance, development or effect that has had, individually or in the aggregate, a Material Adverse Effect;

(g) all consents, waivers, authorizations and approvals of any Governmental Bodies, and of any other Person, required in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date;

(h) the Purchasers shall have delivered, or caused to be delivered, to the Company an executed statement from the Purchasers certifying that such Purchaser is not a foreign person within the meaning of Section 1445 of the Code.

6.2 Conditions Precedent to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions:

(a) the representations and warranties of the Purchasers set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, at and as of the date hereof and the Closing Date as though made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date);

(b)The Purchasers shall have performed and complied in all material respects with all obligations and agreements required by this Agreement and the Acquisition Agreement to be performed or complied with by such Purchasers on or prior to the Closing Date, and the Company shall have received a certificate signed by an authorized officer of the Purchasers in his or her capacity as such, dated the Closing Date, to the foregoing effect;

 (c) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

 (e) The Company shall have delivered, or cause to be delivered within one (1) day of the closing Date, to the Company evidence of their stock or ownership cancellation in Trident;

6.3 Frustration of Closing Conditions. Neither the Purchasers nor the Company may rely on the failure of any condition set forth in Article, if such failure was caused by such party’s failure to comply with any provision of this Agreement.

ARTICLE VII

INDEMNIFICATION

7.1 Survival of Representations and Warranties.

(a) The representations and warranties of the parties contained in this Agreement shall survive the Closing through and including the twelve-month anniversary of the Closing Date. Notwithstanding anything herein to the contrary a party seeking indemnification must give notice to the party from which indemnification is sought of any claim for indemnification under this Article in writing setting forth the specific claim and the basis therefor in reasonable detail prior to the expiration of the applicable Survival Period. Except in the event of fraud, any claim for indemnification not made by the party seeking indemnification for a breach of representation and warranty on or prior to that date will be irrevocably and unconditionally released and waived.

(b) All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent only that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance.

7.2 Indemnification by Company.

(a) The Company hereby agrees to indemnify and hold the Purchasers and their respective attorneys, representatives, successors and permitted assigns (collectively, the “Purchasers Indemnified Parties”) harmless from and against any and all losses, claims, demands, judgments, damages, diminutions in value, fines, suits, actions, costs and expenses (including reasonable attorneys’ fees) (individually, a “Loss” and, collectively, “Losses”) directly or indirectly:

(i) based upon or resulting from the breach of any of the representations or warranties made by the Company other than those in regards to ownership and ability to sell or transfer the Shares or in this Agreement to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties to be true and correct in all respects, on and as of such earlier date); and

(ii) based upon or resulting from the breach of any covenant on the part of the Company.

7.3 Indemnification by Purchaserss.

(a) Each Purchasers hereby agrees, severally and jointly, to indemnify and hold the Company and its, directors, officers, shareholders, employees, consultants, agents, attorneys, representatives, successors and permitted assigns (collectively, the “Company Indemnified Parties”) harmless from and against any and all Losses directly or indirectly:

(i) based upon or resulting from the breach of any of the representations or warranties made by such Purchasers in this Agreement to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties to be true and correct in all respects, on and as of such earlier date); and

(ii) based upon or resulting from the breach of any covenant on the part of the Purchasers.

7.4 Indemnification Procedures.

(a) A claim for indemnification for my matter not involving a third-party claim may be asserted by notice in writing to the party from whom indemnification is sought setting forth (i) the basis for such claim, (ii) the provision(s) of this Agreement asserted to have been breached, (iii) a good faith estimate of the amount of such claim and (iv) a summary of any other relevant facts.

(b) In the event that any Legal Proceedings shall be instituted, or that any claim shall be asserted, by any third party in respect of which payment may be sought under this Article (regardless of the limitations set forth herein) (an “Indemnification Claim”), the indemnified party shall promptly cause written notice of the assertion of any Indemnification Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The failure of the indemnified party to give reasonably prompt notice of any Indemnification Claim shall not release, waive or otherwise affect the indemnifying party’s obligations with respect thereto except to the extent that the indemnifying party is materially prejudiced as a result of such failure. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against by it hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against by it hereunder, it shall within thirty (30) calendar days (or sooner, if the nature of the Indemnification Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, the indemnified party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim at the indemnifying party’s expense; provided, that such indemnifying party’s expense shall not be deemed to be a Loss if the related Indemnification Claim is later determined not be a Loss. If the indemnifying party shall assume the defense of any Indemnification Claim, the indemnified party may participate, at his or its own expense, in the defense of such Indemnification Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel (plus any appropriate local counsel) for all indemnified parties in connection with any Indemnification Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim. Notwithstanding anything in this Section to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of the Indemnification Claim.

(c) After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to an Indemnification Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter.

7.5 Certain Limitations on Indemnification.

(a) Notwithstanding the provisions of this Article, neither the Company nor the Purchasers shall have any indemnification obligations for Losses (other than for Losses set forth in herein) (i) under this Article, or (ii) arising out of or resulting from or in connection with the breach of any covenant set forth in this Agreement, unless and until the cumulative aggregate amount of such Losses exceeds $10,000 (the “Deductible”), at which point the Company or Purchasers, as the case may be, shall be obligated to indemnify the Purchasers Indemnified Parties or the Company Indemnified Parties, respectively, for all such Losses in excess of the Deductible.

7.6 Exclusive Remedy. From and after the Closing, except in the event of fraud (in which case the parties shall be entitled to exercise all of their rights, and seek all Losses available to them, under law or equity) the sole and exclusive remedy for any breach or failure to be true and correct, or alleged breach or failure to be true and correct, of any representation or warranty or any covenant in this Agreement, shall be indemnification in accordance with this Article.

ARTICLE VIII

MISCELLANEOUS

8.1 Payment of Sales, Use or Similar Taxes. All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by each individual party to this Agreement owing such obligation.

8.2 Expenses.  Each party to his agreement shall bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

8.3 Submission to Jurisdiction; Consent to Service of Process; Arbitration.

(a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal court located within the State of California, County of Orange over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Any controversy, dispute or claim arising under or in connection with this Agreement (including, without limitation, the existence, validity, interpretation or breach hereof and any claim based on contract, tort or statute) shall be resolved by a binding arbitration, to be held in New York, New York pursuant to the Federal Arbitration Act and in accordance with the then-prevailing Arbitration Rules of the American Arbitration Association (the “AAA”). The AAA shall select three arbitrators. Each party shall bear its own expenses incurred in connection with arbitration and the fees and expenses of the arbitrators shall be shared equally by the parties involved in the dispute and advanced by them from time to time as required. It is the mutual intention and desire of the parties that the tribunal of three arbitrators be constituted as expeditiously as possible following the submission of the dispute to arbitration. Once such tribunal is constituted and except as may otherwise be agreed in writing by the parties involved in such dispute or as ordered by the arbitrators upon substantial justification shown, the hearing for the dispute will be held within sixty (60) days of submission of the dispute to arbitration. The arbitrators shall render their final award within sixty (60) days, subject to extension by the arbitrators upon substantial justification shown of extraordinary circumstances, following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the arbitrators. Any discovery in connection with arbitration hereunder shall be limited to information directly relevant to the controversy or claim in arbitration. The arbitrators will state the factual and legal basis for the award. The decision of the arbitrators in any such proceeding will be final and binding and not subject to judicial review and final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment will not be required to make such award effective. Any action against any party hereto ancillary to arbitration pursuant to this Article(as determined by the arbitrators), including any action for provisional or conservatory measures or action to enforce an arbitration award or any judgment entered by any court in respect of any thereof may be brought in any federal or state court of competent jurisdiction located within the State of California, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of California over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action. Each of the parties hereto agrees that a judgment in any such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of this Article.

8.4 Entire Agreement; Amendments and Waivers. This Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction.

8.6 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission) or (c) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Company:

Probe Manufacturing, Inc.

17475 Gillette Avenue

Irvine, CA 92614

Fax: +1 (949) 273-4990

Attn: Kambiz Mahdi

___________________

If to Purchasers to:

As stated in Exhibit A

8.7 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terns or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.8 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Company or Purchasers, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other party and any attempted assignment without the required consents shall be void..

8.9 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

8.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

PROBE MANUFACTURING, INC.

By: __________________________

      Kambiz Mahdi

      CEO, President and Chairman

Purchasers

By: __________________________

      Dennis Davis

By: __________________________

      Danny Blackburn

By: __________________________

      Ralph Adams

EXHIBIT A

List of Purchasers and Number of Probe Shares

PURCHASERS:

NUMBER OF PROBE SHARES

Name: Dennis Davis

500,000 shares of common stock

Address: ______________________

______________________________

______________________________

Name: Danny Blackburn

500,000 shares of common stock

Address: ______________________

______________________________

______________________________

Name: Ralph Adams

600,000 shares of common stock

Address: ______________________

______________________________

______________________________

SCHEDULES

SCHEDULE 2.01(H)

SCHEDULE 2.01(I)

SCHEDULE 2.01(J)

SCHEDULE 2.01(Q)

SCHEDULE 2.01(S)